Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com

Quarterly Dividend Raised 50 Percent to 90 Cents Per Share Following Tenth Consecutive Record Quarter at Six Flags

LTM Cash Earnings Per Share(1) of $4.13 up 26 Percent

GRAND PRAIRIE, Texas — October 24, 2012 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced its tenth consecutive quarter of record financial performance. The company generated Adjusted EBITDA(2) of $258 million for the third quarter 2012, which represented a $7 million or 3 percent increase over the same period in 2011. Third quarter revenue of $485 million grew $10 million or 2 percent driven primarily by an increase in admissions revenue. Cash earnings per share for the last twelve months grew to $4.13 representing an $0.84 or 26 percent growth over the previous twelve-month period.

“Six Flags’ strong momentum continues, driven by record-high guest satisfaction, innovative new attractions and great execution by our dedicated employees,” said Jim Reid-Anderson, Chairman, President and CEO. “Our consistent performance and strong financial position allows us to increase our dividend by 50 percent to an annual dividend rate of $3.60 per share. We remain laser focused on delivering our aspirational target of $500 million of Modified EBITDA by 2015, which would equate to nearly $6 of cash earnings per share.”

In the quarter, total guest spending per capita declined slightly to $40.56 due primarily to the company’s success in generating a higher mix of season pass attendance. On average, season pass holders spend less per visit than a single-day visitor, although they generate more revenue, profit and cash flow for the company over an entire season.

Admissions revenue per capita, which increased slightly to $23.51, benefited from higher admissions pricing offset by a significantly higher mix of season pass attendance. In-park revenue per capita decreased to $17.05 due to the higher mix of season pass attendance. Total attendance for the third quarter grew 3 percent to 11.5 million guests.

Through the first nine months of the year, revenue increased $51 million or 6 percent driven primarily by a 6 percent increase in attendance. Adjusted EBITDA for the same nine-month period grew $37 million or 12 percent.

Over the last twelve months, Adjusted EBITDA grew 15 percent or $50 million to $387 million while Modified EBITDA(3) reached $416 million, which represents an industry record-high margin of 39.1 percent.

Due to strong season pass sales for both the 2012 and 2013 seasons, deferred revenue as of September 30, 2012 grew to $60 million, an increase of $11 million or 22 percent versus September 30, 2011. Season passes for the 2013 season went on sale August 30, 2012.

On September 28, 2012, the company sold its minority interest in dick clark productions (“dcp”) for $70 million and recorded a pretax gain of $67 million in the third quarter. The $70 million of cash proceeds were received on October 1, 2012. This divestiture was consistent with the company’s strategy of focusing on regional theme park operations.

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The dcp investment generated in excess of $10 million of annual Adjusted EBITDA for the company during each of the prior two years, including approximately $5.5 million through the first nine months of 2012 and $5.4 million in the fourth quarter of 2011(4).

Diluted earnings per share were $4.46 and $3.69 for the quarter and nine-month periods ended September 30, 2012, respectively, representing 30 percent and 163 percent growth over the prior-year periods. Both the third quarter and year-to-date reporting periods were favorably impacted by the gain on the sale of dcp. Adjusting for the dcp gain and applying the 2012 tax rate to 2011, the earnings per share growth was 7 and 131 percent, respectively.

Cash earnings per share for the last twelve months grew to $4.13, an increase of $0.84 or 26 percent as compared to the prior twelve-month period. The company believes cash earnings per share is a meaningful metric given the current $1.1 billion accumulated tax loss carryforward and the net depreciation and amortization impacts relating to fresh-start accounting.

Net Debt(5) as of September 30, 2012 was $674 million compared to $667 million as of September 30, 2011. The company’s net leverage ratio declined to an industry low 1.7 times as of September 30, 2012 from 2.0 times as of September 30, 2011. Through the first nine months of 2012, the company invested $79 million in new capital, net of property insurance recoveries, paid $97 million in dividends, and repurchased $98 million or 2.1 million shares of its common stock.

Subsequent Events

As a result of the strong performance and confidence in the company’s future, the board of directors declared a 50 percent increase in the quarterly dividend, raising it to 90 cents per common share. The fourth-quarter dividend will be payable December 10, 2012 to shareholders of record as of November 27, 2012.

The company used the $70 million of cash proceeds received from the sale of its stake in dcp to repurchase 1.1 million common shares. In January 2012, the company announced a $250 million expansion of its share repurchase plan through 2015 and to date has utilized $168 million of the $250 million plan, including shares acquired with the dcp proceeds.

2013 New Attractions Announced

The company recently announced its new attractions for the 2013 season, which include something new at every Six Flags park. Key highlights are:

•                  Full Throttle at Six Flags Magic Mountain — the world’s tallest and fastest looping coaster.

•                  Texas SkyScreamer at Six Flags Over Texas — the world’s tallest swing ride.

•                  Safari Off Road Adventure and Big Wave Racer at Six Flags Great Adventure — creating the world’s largest theme park, a unique off-road wild animal encounter, and a massive water slide complex.

•                  Cirque Dreams Splashtastic at Six Flags Discovery Kingdom — an aquatic adventure combining acrobats and music with the power and grace of bottlenose dolphins.

•                  Iron Rattler at Six Flags Fiesta Texas — one of only two hybrid coasters of its kind delivering four over-banked turns and a complete barrel-roll inversion.

•                  Bonzai Pipelines at Six Flags New England and Six Flags America — a revolutionary water attraction featuring six drop-hatch body slides.

•                  igNIGHT—Grand Finale at Six Flags Great America — a technologically advanced singing, dancing and pyrotechnics show with state-of-the-art lighting and sound.

•                  Aqua Twist at La Ronde — an interactive and entertaining ride featuring water battles.

•                  The Joker at Six Flags Mexico — a spinning coaster full of twists and turns.

•                  SkyScreamer at Six Flags Over Georgia — a 24-story swing ride.

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•                  Typhoon Twister at Six Flags White Water — a giant, thrill slide with a 67-foot bowl.

•                  Boomerang at Six Flags St. Louis — an exciting coaster that sweeps guests through twists and turns twice—once forward and once backward.

Six Flags builds lifelong memories for families and friends through its big thrills, world-class entertainment and excellent guest services.

Conference Call

At 8:00 a.m. Central Time today, the company will host a conference call to discuss its third quarter and first nine months 2012 financial results. The call is accessible either through the Six Flags Investor Relations website at www.sixflags.com/investors or by dialing 1-888-282-0415 in the United States or +1-415-228-4945 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available by dialing 1-866-363-3999 or +1-203-369-3380 through October 31, 2012.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with over $1.0 billion in revenue and 19 parks across the United States, Mexico and Canada. For more than 50 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest® and Holiday in the Park®. For more information, visit www.sixflags.com.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iii) our operations and results of operations, and (iv) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, events, disturbances and terrorist activities, risk of accidents occurring at the company’s parks, adverse weather conditions, general financial and credit market conditions, economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at  www.sixflags.com/investors and on the SEC’s website at www.sec.gov.

Footnotes

(1)          “Cash earnings per share”, which is defined as Free Cash Flow divided by the weighted average basic shares outstanding, is not a U.S. GAAP defined measure.  The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11 in April 2010.

(2)          See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(3)          See Note 3 to the following financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

(4)          dick clark productions generated $5.4 million, $1.9 million, $3.3 million and $0.3 million of Adjusted EBITDA for the company in Q4 2011, Q1 2012, Q2 2012 and Q3 2012, respectively.

(5)          Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

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Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)

	Three Months Ended
	September 30,
	2012	2011

Theme park admissions	$271,119	$263,388
Theme park food, merchandise and other	196,626	194,634
Sponsorship, licensing and other fees	12,409	12,927
Accommodations revenue	4,989	4,656
Total revenue	485,143	475,605

Operating expenses (excluding depreciation and amortization shown separately below)	132,737	130,417
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	41,364	41,779
Costs of products sold	34,483	34,594
Depreciation	31,686	37,320
Amortization	3,626	4,512
Stock-based compensation	12,751	6,652
Loss on disposal of assets	5,192	2,190
Gain on sale of investee	(67,041)	—
Interest expense, net	11,419	16,496
Equity in loss of investee	1,652	766
Other expense (income), net	832	(340)
Restructure recovery	—	(202)

Income from continuing operations before reorganization items, income taxes and discontinued operations	276,442	201,421

Reorganization items, net	659	609

Income from continuing operations before income taxes and discontinued operations	275,783	200,812
Income tax expense (benefit)	11,014	(10,376)

Income from continuing operations before discontinued operations	264,769	211,188

Income (loss) from discontinued operations	7,209	(11)

Net income	$271,978	$211,177

Less: Net income attributable to noncontrolling interests	(18,953)	(18,307)

Net income attributable to Six Flags Entertainment Corporation	$253,025	$192,870

Net income applicable to Six Flags Entertainment Corporation common stockholders	$253,025	$192,870

Per share - basic:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$4.60	$3.53
Income (loss) from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.13	$—

Net income applicable to Six Flags Entertainment Corporation common stockholders	$4.73	$3.53

Per share - diluted:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$4.33	$3.43
Income (loss) from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.13	$—

Net income applicable to Six Flags Entertainment Corporation common stockholders	$4.46	$3.43

Weighted average shares outstanding - basic	53,487	54,694

Weighted average shares outstanding - diluted	56,793	56,238

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)

	Nine Months Ended
	September 30,
	2012	2011

Theme park admissions	$503,690	$473,287
Theme park food, merchandise and other	379,160	358,218
Sponsorship, licensing and other fees	30,076	31,418
Accommodations revenue	13,487	12,690
Total revenue	926,413	875,613

Operating expenses (excluding depreciation and amortization shown separately below)	339,452	328,125
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	131,158	131,869
Costs of products sold	70,144	67,481
Depreciation	100,677	113,821
Amortization	12,045	13,540
Stock-based compensation	44,884	34,316
Loss on disposal of assets	7,647	6,105
Gain on sale of investee	(67,041)	—
Interest expense, net	34,234	49,278
Equity in loss of investee	2,222	3,013
Other expense (income), net	295	(193)
Restructure (recovery) costs	(47)	25,146

Income from continuing operations before reorganization items, income taxes and discontinued operations	250,743	103,112

Reorganization items, net	1,708	1,443

Income from continuing operations before income taxes and discontinued operations	249,035	101,669
Income tax expense (benefit)	8,452	(14,065)

Income from continuing operations before discontinued operations	240,583	115,734

Income (loss) from discontinued operations	7,157	(113)

Net income	$247,740	$115,621

Less: Net income attributable to noncontrolling interests	(37,559)	(36,273)

Net income attributable to Six Flags Entertainment Corporation	$210,181	$79,348

Net income applicable to Six Flags Entertainment Corporation common stockholders	$210,181	$79,348

Per share - basic:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$3.77	$1.44
Income (loss) from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.13	$—

Net income applicable to Six Flags Entertainment Corporation common stockholders	$3.90	$1.44

Per share - diluted:
Income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$3.57	$1.40
Income (loss) from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.12	$—

Net income applicable to Six Flags Entertainment Corporation common stockholders	$3.69	$1.40

Weighted average shares outstanding - basic	53,958	55,101

Weighted average shares outstanding - diluted	56,892	56,539

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Three Months Ended
	September 30,
	2012	2011

Net income	$271,978	$211,177
(Income) loss from discontinued operations	(7,209)	11
Income tax expense (benefit)	11,014	(10,376)
Restructure recovery	—	(202)
Reorganization items, net	659	609
Other expense (income), net	832	(340)
Equity in loss of investee	1,652	766
Interest expense, net	11,419	16,496
Loss on disposal of assets	5,192	2,190
Gain on sale of investee	(67,041)	—
Amortization	3,626	4,512
Depreciation	31,686	37,320
Stock-based compensation	12,751	6,652
Impact of Fresh Start valuation adjustments (2)	250	387

Modified EBITDA (3)	276,809	269,202
Third party interest in EBITDA of certain operations (4)	(19,231)	(18,286)

Adjusted EBITDA (3)	$257,578	$250,916
Cash paid for interest, net	(9,563)	(14,076)
Capital expenditures (net of property insurance recoveries)	(14,816)	(9,647)
Cash taxes	(1,765)	(1,845)

Free Cash Flow (5)	$231,434	$225,348

Weighted average shares outstanding - basic	53,487	54,694

Cash Earnings Per Share	$4.33	$4.12

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Nine Months Ended
	September 30,
	2012	2011

Net Income	$247,740	$115,621
(Income) loss from discontinued operations	(7,157)	113
Income tax expense (benefit)	8,452	(14,065)
Restructure (recovery) costs	(47)	25,146
Reorganization items, net	1,708	1,443
Other expense (income), net	295	(193)
Equity in loss of investee	2,222	3,013
Interest expense, net	34,234	49,278
Loss on disposal of assets	7,647	6,105
Gain on sale of investee	(67,041)	—
Amortization	12,045	13,540
Depreciation	100,677	113,821
Stock-based compensation	44,884	34,316
Impact of Fresh Start valuation adjustments (2)	738	1,142

Modified EBITDA (3)	386,397	349,280
Third party interest in EBITDA of certain operations (4)	(33,726)	(33,729)

Adjusted EBITDA (3)	$352,671	$315,551
Cash paid for interest, net	(30,264)	(35,088)
Capital expenditures (net of property insurance recoveries)	(79,121)	(69,253)
Cash taxes	(8,192)	(6,889)

Free Cash Flow (5)	$235,094	$204,321

Weighted average shares outstanding - basic	53,958	55,101

Cash Earnings Per Share	$4.36	$3.71

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Last Twelve Months Ended
	September 30,
	2012	2011

Net income	$145,264	$20,436
Loss from discontinued operations	(8,471)	63
Income tax expense (benefit)	14,452	(11,431)
Restructure (recovery) costs	(107)	31,101
Reorganization items, net	2,720	3,952
Other expense (income), net	561	(4,897)
Loss on debt extinguishment	46,520	17,536
Equity in loss of investee	2,320	3,356
Interest expense, net	50,173	68,632
Loss on disposal of assets	9,157	16,704
Gain on sale of investee	(67,041)	—
Amortization	16,552	18,051
Depreciation	137,808	153,628
Stock-based compensation	64,829	47,763
Impact of Fresh Start valuation adjustments (2)	1,131	2,030

Modified EBITDA (3)	415,868	366,924
Third party interest in EBITDA of certain operations (4)	(28,414)	(29,573)

Adjusted EBITDA (3)	$387,454	$337,351
Cash paid for interest, net	(53,126)	(59,943)
Capital expenditures (net of property insurance recoveries)	(101,012)	(87,634)
Cash taxes	(9,248)	(7,891)

Free Cash Flow (5)	$224,068	$181,883

Weighted average shares outstanding - basic	54,219	55,255

Cash Earnings Per Share	$4.13	$3.29

Balance Sheet Data

(In Thousands)

Balance Sheet Data	September 30, 2012	December 31, 2011

Cash and cash equivalents (excluding restricted cash)	$281,444	$231,427
Total assets	2,789,449	2,648,178

Current portion of long-term debt	13,418	35,296
Long-term debt (excluding current portion)	941,584	921,940

Redeemable noncontrolling interests	456,362	440,427

Total equity	893,694	767,148

Shares outstanding	54,109	54,642

(1)          Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)          Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied.  Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)          “Modified EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments.  The Company believes that Modified EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance.  The Company believes that Modified EBITDA is a measure that can be readily compared to other companies, and the Company uses Modified EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Modified EBITDA as defined herein may differ from similarly titled measure presented by other companies.

“Adjusted EBITDA”, a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”)) plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc.  The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation.  Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)          Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned.

(5)          Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries, and (iii) cash taxes.  The Company has excluded from the definition of Free Cash Flow the $16.0 million of deferred financing costs related to the Company’s debt refinancing incurred in the fourth quarter of 2011 due to the unusual nature of this item.  The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure.  The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.